Exhibit 1.1
Coupang, Inc.
[ ● ] Shares of Class A Common Stock
___
Underwriting Agreement
[ ● ], 2021
Goldman Sachs & Co. LLC,
As representative (the “Representative”) of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs & Co. LLC
200 West Street,
New York, New York 10282-2198
Ladies and Gentlemen:
Coupang, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [ ● ] shares of Class A Common Stock, par value $0.0001 per share (“Stock”), of the Company and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [ ● ] shares of Stock. The aggregate of [ ● ] shares to be sold by the Company and the Selling Stockholders is herein called the “Shares.”
In connection with the offering contemplated by this Agreement, the “Corporate Conversion” (as such term is defined in the Registration Statement and the Preliminary Prospectus (each as defined below)), was or will be effected. References to the Company include its predecessor, Coupang, LLC.
1.    (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)    A registration statement on Form S-1 (File No. 333-253030) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary

Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);
(iii)    For the purposes of this Agreement, the “Applicable Time” is [ ● ] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not , and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(iv)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(v)    Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(vi)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property (other than with respect to Intellectual Property (as defined below), which is addressed exclusively in subsection (a)(xxv)) owned by them, (i) in each case, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or (ii) such as do not materially affect the value of such property in the aggregate and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(vii)    Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement;
(viii)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, if applicable, and (except, in the case of any foreign subsidiary, for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;
(ix)    The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;
(x)    The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, as applicable, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) for such violations or defaults, breaches, or violations that would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(xi)    Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties applicable to the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xii)    The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption Government Regulation, under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Class A Common Stock,” under the caption “Government Regulation” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
(xiii)    Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is a party or of which any property of the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;
(xiv)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(xv)    At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
(xvi)    PricewaterhouseCoopers, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
(xvii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the applicable provisions of the U.S. generally accepted accounting principles (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the applicable provisions of GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(xviii)    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;
(xix)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xx)    This Agreement has been duly authorized, executed and delivered by the Company;
(xxi)    None of the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any government official; or (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, the Korean Improper Solicitation and Graft Act and Act on Combatting Bribery of Foreign Officials in International Business or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, the “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(xxii)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxiii)    None of the Company, any of its subsidiaries nor to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, except to the extent as permitted under applicable Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;
(xxiv)    The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with applicable provisions of GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with applicable provisions of GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(xxv)    The Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others, other than as would not reasonably be expected to have a Material Adverse Effect;
(xxvi)    Except as would not reasonably be expected to have a Material Adverse Effect, the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, to the Company’s knowledge free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have taken commercially reasonable steps to implement and maintain controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not reasonably be expected to have a Material Adverse Effect and except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;
(xxvii)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(xxviii)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus are not based on or derived from sources that the Company believes, after reasonable inquiry, are reliable and accurate in all material respects;
(xxix)    There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;
(xxx)    Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;
(xxxi)    The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;
(xxxii)    The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law;
(xxxiii)    None of the Company, its subsidiaries and any of their respective properties, assets or revenues is entitled to any right of immunity from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, from execution of a judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Republic of Korea;
(xxxiv)    Any final judgment for a fixed sum of money rendered by a New York Court (as defined below) having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by courts of the Republic of Korea, provided that, (a) such judgment was finally and conclusively given by such court having valid jurisdiction in accordance with the international jurisdiction principles recognized under the laws of the Republic of Korea and applicable treaties, (b) the Company was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable the Company to prepare its defense in conformity with the applicable laws, or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of the Republic of Korea, and (d) judgments of the courts of the Republic of Korea are accorded reciprocal treatment in the jurisdiction of the court which had given such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are not considerably prejudicial and substantially different in material aspects from those in the Republic of Korea. It is not necessary that this Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus or any other document be filed or recorded with any court or other authority in the Republic of Korea; provided that, in order to be admissible as evidence in a Korean court, a document should be in the Korean language or should be accompanied by a Korean language translation; and

(xxxv)    The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Republic of Korea and will be honored by courts in the Republic of Korea, provided that, in case any legal proceeding is brought in a Korean court, the Korean court would apply the laws of the Republic Korea which should be mandatorily applied by their nature irrespective of the governing law of this Agreement. The Company has the power to submit, and pursuant to Section 18 of this Agreement has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.
(b)    Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained except for the registration under the Act of the Shares or approval for listing on the Exchange and such consents, approvals, authorizations and orders (x) as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA, (y) that have (i) already been obtained or (ii) such that, if not obtained, would not individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership (or similar applicable organizational document) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder except for any such conflict, breach, violation or default that would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;
(iii)    Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims other than those set forth in the Custody Agreement; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
(iv)    On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto.
(v)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S–1 expressly for use therein (it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of the following information furnished on behalf of such Selling Stockholder: the name, address and the number of shares of Stock owned by such Selling Stockholder before and after the offering contemplated hereby and the other information with respect to such Selling Stockholder (other than percentages) that appears in the table and corresponding footnotes under the caption “Principal and Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (such information, the “Selling Stockholder Information”)), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(vii)    In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W 9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
(viii)    Certificates in negotiable form or book-entry securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Computershare Inc., as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys in fact (the "Attorneys in Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;
(ix)    The Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys in Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;
(x)    Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws; and
(xi)    Such Selling Stockholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.
2.    Subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[ ● ], the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder.
3.    Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.
4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representative at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on [ ● ], 2021 or such other time and date as the Representative and the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”
(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
5.    The Company agrees with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);
(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later date and time as may be agreed to by you and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(d)    To make generally available to its securityholders as soon as practicable, which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(e)(1)    During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of you; provided, however, that the foregoing restrictions shall not apply to:
(A) the Shares sold hereunder;
(B) the issuance by the Company of shares of Class A common stock upon the conversion of shares of Class B common stock, provided that such shares of Class B common stock are outstanding on the date of this Agreement;
(C) the issuance by the Company of shares of Stock upon the exercise of an option or warrant (including net exercise) or settlement of restricted equity units or restricted stock units (including net settlement), in each case, that is outstanding on the date of this Agreement and granted pursuant to a plan or other arrangement described in the Pricing Prospectus;
(D) the issuance by the Company of Stock or other securities convertible into or exercisable for shares of Stock or other securities convertible into or exercisable for shares of Stock, in each case pursuant to the Company’s equity plans, provided that such equity plans are described in the Pricing Prospectus;
(E) any shares of Stock or any security convertible into or exercisable for shares of Stock issued by the Company in connection with the acquisition by the Company or any of its subsidiaries of not less than a majority or controlling portion of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition;
(F) any shares of Stock or any security convertible into or exercisable for shares of Stock issued by the Company in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including, but not limited to, joint ventures, marketing or distribution agreements, collaboration agreements or intellectual property license agreements);
(G) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Prospectus or the Prospectus and the issuance of securities registered pursuant thereto; or
(H) grants of awards pursuant to equity incentive plans disclosed in the Pricing Prospectus;
provided further, that, the aggregate number of securities that the Company may sell or issue or agree to sell or issue pursuant to clauses (E) and (F) shall not exceed 5% of the total number of shares of capital stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; provided further that in the case of clauses (C), (D), (E) and (F), the Company shall cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement with substantially the same terms as the lock-up agreements referenced in Section 8(j) of this Agreement for the remainder of the Lock-Up Period, and enter stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such securities or shares of Stock, as applicable; provided further that nothing herein shall prohibit or restrict the Company from making any confidential or non-public submission for registration of any shares of its common stock (provided, in the case of any such confidential or non-public submission, (X) the Company shall give written notice to Goldman Sachs & Co. LLC, Allen & Company LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. at least two business days prior to such submission, (Y) no public announcement of such confidential or non-public submission shall be made and (Z) no such confidential or non-public submission shall become a publicly available registration statement during the Lock-Up Period);
(e)(2)    If Goldman Sachs & Co. LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 8(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.
(f)    So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no report or other information need to be furnished pursuant to this Section 5(f) to the extent that it is available on EDGAR;
(g)    During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that no report or other information need to be furnished pursuant to this Section 5(g) to the extent that it is available on EDGAR;
(h)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
(i)    To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);
(j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
(k)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
(l)    Upon written request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.    (a)    The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) or Schedule II(c) hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;
(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representative that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and
(e)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.
7.    The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable and documented expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the reasonable and documented filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided that the aggregate amount of fees of counsel payable by the Company pursuant to subsections (iii) and, solely with respect to fees and disbursements for underwriters’ counsel, subsection (v), shall not exceed $35,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)    Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)    Cooley LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;
(d)    Kim & Chang, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(e)    Whalen LLP shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the Time of Delivery, in form and substance satisfactory to you:
(f)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Samil PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(g)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, the Company shall have furnished to you a certificate of the Chief Financial Officer of the Company in form and substance reasonably satisfactory to you.
(h)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise, if any, of stock options or the settlement of other equity based awards described as outstanding in, and the award, if any, of stock options, restricted stock or other equity based awards in the ordinary course of business pursuant to the Company’s employee benefit plans that are described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(i)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;
(j)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(k)    The Shares to be sold at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;
(l)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;
(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
(n)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Attorney-in-Fact on behalf of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section 8 and as to such other matters as you may reasonably request; and
(o)    The Corporate Conversion shall have occurred.
9.
(a) The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and Selling Stockholder for reasonable legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.
(b)    Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of each Selling Stockholder pursuant to this subsection (b) shall not exceed the proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).
(c)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [sixth] paragraph under the caption “Underwriting,” and the information contained in the [tenth paragraph, eleventh paragraph and twelfth paragraph] under the caption “Underwriting.”
(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (ii) the contribution by the Selling Stockholders pursuant to this subsection (e) shall not exceed the Selling Stockholder Proceeds (reduced by of any amounts such Selling Stockholder is obligated to pay under subsection (b) above) and (iii) the Selling Stockholders shall be liable only to the extent that the relevant loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, in each case, which relates to the Selling Stockholder made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, in reliance upon and in conformity with any Selling Stockholder Information furnished to the Underwriters in writing by the Selling Stockholder expressly for use therein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Stockholder’s obligations in this subsection (e) to contribute are several in proportion to their Selling Stockholder Proceeds and not joint.
(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company [(including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company)] and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act

(g)    Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1(b) of this Agreement, under any certificate or agreement delivered pursuant to this Agreement, under the indemnity and contribution agreements contained in this Section 9 or otherwise pursuant to this Agreement shall not exceed the Selling Stockholder Proceeds.
10.    (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholders notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC on behalf of you as the Representative; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys in Fact for such Selling Stockholder.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to each Attorney-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: Corporate Secretary, with a copy (which shall not constitute notice) to Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, California 92660; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Corporate Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; Allen & Company LLC, 711 Fifth Avenue, New York, NY 10022, Attention: Legal Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: IBCM-Legal; Citigroup Global

Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile Number: 1-646-291-1469. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.
16.    The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
18.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York (the “S.D.N.Y.”) or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York (together with the S.D.N.Y., the “New York Courts”) and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19.    The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property and assets (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise), the Company hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
22.    Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    As used in this Section 22:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.
Any person executing and delivering this Agreement as Attorney in Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney in Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney in Fact to take such action.

Very truly yours,

Coupang, Inc.

By:
Name:
Title:

On behalf of the Selling Stockholders, acting severally

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:
On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
Goldman Sachs & Co. LLC
Allen & Company LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
HSBC Securities (USA), Inc.
Deutsche Bank Securities Inc.
UBS Securities LLC
Mizuho Securities USA LLC
CLSA Limited

Total

SCHEDULE II

Total Number of Shares to be Sold
The Company

The Selling Stockholders:
ACIC, LLC (a)
Best Manage Holdings Limited (a)
BR PEP Rainforest Coinvest, L.P. (a)
BR PEP Rainforest Coinvest II, L.P. (a)
BR PEP Rainforest Secondary, L.P. (a)
BR PEP Rainforest Secondary II, L.P. (a)
Bom Kim (a)
Calkoh LLC (a)
Cole Capital, LLC (a)
Founder Collective Entrepreneurs Fund, LLC (a)
Founder Collective, LP (a)
Hutham Suliman Olayan (a)
Lightning Ridge Limited (a)
Ridd Investments LLC (a)
The Gretchen S. Jordan 1998 Trust (a)
The Jordan Family Trust (a)

Total
___________
(a)This Selling Stockholder is represented by Whalen LLP and has appointed Gaurav Anand, Jay Jorgensen, Emily Epstein, and James Roe, and each of them, as the Attorneys‑in‑Fact for such Selling Stockholder.

SCHEDULE III
(a)Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
Electronic roadshow dated [ ● ], 2021
(b)Additional Documents Incorporated by Reference:
[None]
(c)Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
The initial public offering price per share for the Shares is $[ ● ]
The number of Shares purchased by the Underwriters is [ ● ].
[Add any other pricing disclosure.]
(d)Written Testing-the-Waters Communications:
[ ● ]

SCHEDULE IV

Officers and Senior Management:	Other Stockholders:
Gaurav Anand	DIF Coupang, L.P.
Sooha Baik	DIF Coupang II, L.P.
Minette Bellingan	DIF Coupang III, L.P.
Gunjan Bhartia	DIF Coupang IV, L.P.
Ryan Brown	DIF Coupang V, LLC
Kyung Min Choo	Disruptive Innovation Fund, L.P.
Emily Epstein	Greenoaks Capital Management LLC
Alberto Fornaro	GCM-CPG LLC
Joon-Hee Jeon	GCM-IFA, LP
Jay Thomas Jorgensen	GCM-KRW LLC
Han Seung Kang	Greenoaks Opportunity II LLC
Bom Kim	Greenoaks Opportunity II (Q) LLC
Ki Ryung Kim	Greenoaks Opportunity I LLC
Young Tai Kim	Greenoaks Capital MS LP - Aparo Park Series
Rohit Kunal	Greenoaks Capital MS LP - Aparo Park II Series
InTae (“Kiro”) Kyung	Greenoaks Capital MS LP - Carmine Series
Byoung Hee Lee	Greenoaks Capital MS LP - Clocktower Series
Lin Liao	Greenoaks Capital MS LP - Grant Park Series
Joseph Nathan Nortman	Greenoaks Capital Opportunities Fund, L.P.
Samuel O’Brien	Greenoaks Capital Opportunities Partnership LP
Dae Jun Park	Greenoaks Capital Partners LLC
Michael Parker	LaunchTime Alpha Associates LLC
Thuan Quang Pham	LaunchTime II LLC
Erik Rehn	LaunchTime III LLC
James August Roe	LaunchTime IV LLC
Harold Rogers	Launchtime LLC
Michael Senno	LaunchTime V LLC
Pankaj Srivastava	Miller Harbor Holdings MM LLC
Daniel William Wright	Sun Brothers II LLC
Hui Xu	Sun Brothers LLC
In Jong Yoo	SVF Investments (UK) Ltd.
Hae Young Yoon	Tricorner Holdings LLC

Directors:
Matthew Christensen
Lydia Jett
Neil Mehta
Benjamin Sun
Kevin Warsh
Harry You

ANNEX I
[Form of Press Release]
Coupang, Inc.
[Date]
Coupang, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the Company’s recent public sale of shares of Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on               , 2021, and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II
Coupang, Inc.
Lock-Up Agreement
[Date]
Goldman Sachs & Co. LLC
As Representative of the several Underwriters

c/o Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
    Re: Coupang, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Coupang, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the Class A Common Stock of the Company (the “Class A Common Stock,” and together with the Class B Common Stock of the Company (the “Class B Common Stock”), the “Common Stock”) pursuant to a Registration Statement on Form S-1, as amended (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the Public Offering date (the “Public Offering Date”) set forth on the cover of the final prospectus (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (including for the avoidance of doubt, units of Coupang, LLC (the “LLC Units” and together with the shares of Common Stock, the “Securities”)) (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Securities or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
Notwithstanding the foregoing, the undersigned may:
(a)transfer the undersigned’s Securities:
(i)as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes;
(ii)to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust;
(iii)upon death or by will, testamentary document or intestate succession;

(iv)by operation of law pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement or any related court order;
(v)in connection with a sale of the undersigned’s shares of Common Stock of the Company acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the Public Offering Date;
(vi)if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its stockholders, partners, members, affiliates (as defined under Rule 12b-2 of the Exchange Act) or other equityholders or to the estate of any such stockholders, partners, members, affiliates, or other equityholders;
(vii)in connection with the sale or transfer of the undersigned’s shares of Common Stock to satisfy any tax withholding and remittance obligations of the undersigned arising in connection with the vesting or settlement of restricted equity units or the payment due for the exercise of options (including a transfer to the Company for the “net” or “cashless” exercise of options) or other rights to purchase Securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Registration Statement, the pricing prospectus (the “Pricing Prospectus”) or the Prospectus, provided, that any remaining Securities received upon such vesting, settlement or exercise shall be subject to the terms of this Lock-Up Agreement;
(viii)to the Company in connection with (A) the repurchase of Securities issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, limited only to a plan that is described in the Registration Statement, in the Pricing Prospectus and in the Prospectus used to sell the Shares in the Public Offering or (B) a right of first refusal that the Company has with respect to transfers of such shares or securities;
(ix)in connection with (A) the conversion or reclassification of the outstanding, LLC Units, preferred stock or other classes of capital stock of the Company into shares of Common Stock in connection with the consummation of the Public Offering and (B) the conversion of Class B Common Stock to Class A Common Stock, in each case, in accordance with the Company’s certificate of incorporation, provided, that, any such shares of Common Stock received upon such conversion or reclassification shall remain subject to the provisions of this Lock-Up Agreement;

(x)pursuant to a bone fide third-party merger, consolidation, tender offer, or other similar transaction involving a Change of Control of the Company that is approved by the Company’s board of directors and made to all holders of the Company’s capital stock, provided that, in the event that such Change of Control is not completed, the undersigned’s Securities or Derivative Instruments shall remain subject to the restrictions contained in this Lock-Up Agreement and title to the undersigned’s Securities shall remain with the undersigned;
(xi)in connection with the creation of any charge, lien, mortgage, pledge or other security interest or posting as collateral any of the Shares in connection with a bona fide loan transaction; provided that the Shares transferred in connection with such a loan remain subject to the terms of this Lock-Up Agreement and any transferee agrees in writing to be bound by the restrictions set forth herein;

(xii)to the Underwriters pursuant to the Underwriting Agreement; or

(xiii)with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters;
provided, that, (A) in the case of (i), (ii), (iii) and (vi) above, such transfer shall not involve of a disposition for value, (B) in the case of (i), (ii), (iii), (iv), and (vi) above, it shall be a condition to the transfer or distribution that the donee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein, (C) in the case of (i), (ii), (iii), (v), and (vi) above, no filing under Section 16 of the Securities Exchange Act of 1934, as amended, or other public filing, report or announcement reporting a reduction in beneficial ownership of Securities shall be required or shall be voluntarily made during the Lock-Up Period, and (D) in the case of (iv), (vii) and (viii) above, no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Securities shall be voluntarily made during the Lock-Up Period and, if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is to the Company in connection with the repurchase of Securities, to the Company pursuant to a right of first refusal, or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order, or solely to cover taxes or payment required as the result of an REU settlement or option exercise and that remaining shares are subject to the lock-up, as the case may be; and
(b)enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-Up Agreement relating to the transfer, sale or other disposition of the undersigned’s Securities, if then permitted by the Company, provided, that, the securities subject to such plan may not be transferred until after the expiration of the Lock-Up Period and, no public announcement, report or filing under the Exchange Act, or any other public filing or announcement, shall be required or shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period.
For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).
In addition, and notwithstanding the provisions of the second paragraph of this Lock-up Agreement:
(1) if (a) the undersigned was an employee of Coupang LLC or its subsidiaries (excluding officers of the Company who are subject to Section 16 of the Exchange Act and their affiliates) as of December 31, 2020 (collectively, the “Early Release Employee Group”) and (b) the closing price of the Class A common stock of the Company on the New York Stock Exchange on the third Trading Day (as defined below) following the Public Offering Date equals or exceeds the initial public offering price of the Shares to the public as set forth on the cover page of the Prospectus (the “First Release Trigger”), then the Lock-Up Period shall expire with respect to the holder’s Outstanding Employee Holdings (as defined below), on the sixth Trading Day following the Public Offering Date (the “First Release Date”). The Company will publicly announce the date of the early release described in this paragraph as promptly as practicable, and in any event, prior to the First Release Date;
(2) if (a) the undersigned was a selling stockholder under the Registration Statement other than Mr. Bom Suk Kim and his affiliates (collectively, the “Selling Stockholder Group”) and (b) the closing price of the Class A common stock of the Company on the New York Stock Exchange equals or exceeds 133% of the initial public offering price of the Shares to the public as set forth on the cover page of the Prospectus for both of (i) at least 5 Trading Days in the 10-day Trading Day period ending on the tenth Trading Day following the Public Offering Date and (ii) the tenth (10th) Trading Day, then the Lock-Up Period shall expire with respect to a number of shares equal to 33% of the holder’s Aggregate Selling Stockholder Holdings (as defined below), on the twelfth (12th) Trading Day following the Public Offering Date (the “Second Release Date”). The Company will publicly announce the date of the early release described in this paragraph as promptly as practicable, and in any event, prior to the Second Release Date;
(3) if (a) the undersigned is a member of the Early Release Employee Group and (b) the closing price of the Class A common stock of the Company on the New York Stock Exchange equals or exceeds the initial public offering price of the Shares to the public as set forth on the cover page of the Prospectus for both of (i) at least 5 Trading Days in the 10-day Trading Day period immediately prior to the Company’s first public release of quarterly financial results following the Public Offering Date and (ii) the first Trading Day immediately following the release of such financial results (such conditions set forth in (b), together, the “Third Release Trigger”), then the Lock-Up Period shall expire with respect to all of the holder’s securities subject to this Lock-Up Agreement on the date that is four Trading Days following the release of such financial results (the “Third Release Date”). The Company will publicly announce the date of the early release described in this paragraph as promptly as practicable, and in any event, prior to the Third Release Date;

(4) if (a) the undersigned is an officer of the Company who is subject to Section 16 of the Exchange Act (other than Mr. Kim and his affiliates) and (b) the Third Release Trigger has been satisfied, then the Lock-Up Period shall expire on the Third Release Date with respect to a number of shares equal to 25% of the sum of the holder’s Outstanding Employee Holdings and Remaining Officer Holdings (as defined below). The Company will publicly announce the date of the early release described in this paragraph as promptly as practicable, and in any event, prior to the Third Release Date;
(5) if (a) the undersigned is (i) a director of the Company, other than Mr. Kim, or (ii) a stockholder of the Company who held Preferred units of the Company prior to the Public Offering and who is not a member of the Selling Stockholder Group ((i) and (ii) collectively, the “Other Investor Group”) and (b) the closing price of the Class A common stock of the Company on the New York Stock Exchange equals or exceeds 133% of the initial public offering price of the Shares to the public as set forth on the cover page of the Prospectus for both of (x) at least 5 Trading Days in the 10-day Trading Day period ending on the eighty eighth (88th) calendar day following the Public Offering Date and (y) the eighty eighth (88th) calendar day, then the Lock-Up Period shall expire with respect to a number of Securities equal to 10% of the holder’s Aggregate Other Investor Holdings (as defined below), on the ninetieth (90th) calendar day following the Public Offering Date (the “Fourth Release Date”). The Company will publicly announce the date of the early release described in this paragraph as promptly as practicable, and in any event, prior to the Fourth Release Date; and
(6) the Lock-Up Period shall expire with respect to all Securities subject to this Lock-Up Agreement on the second Trading Day following the Company’s public release of quarterly financial results for the second completed fiscal quarter following the Public Offering Date (the “Final Release Date”). The Company will publicly announce the date of the early release described in this paragraph as promptly as practicable, and in any event, prior to the Final Release Date.
For purposes of this Lock-Up Agreement, the following definitions shall apply:
(a)“Outstanding Employee Holdings” is the number, measured as of (i) in the case of the First Release Date, February 26, 2020 Korea Standard Time and (ii) in case of the Third Release Date, the date of the Company’s first public release of quarterly financial results following the Public Offering Date, and after taking into account the effect of the conversion of LLC units to shares in connection with the Corporate Conversion (as described in the Prospectus), of outstanding shares that are held by a holder including any trust for the direct or indirect benefit of the holder or of an immediate family member of the holder, in each case to the extent received in their capacity as an employee or consultant of the Company.
(b) “Remaining Officer Holdings” is the number, measured as of the date of the Company’s first public release of quarterly financial results following the Public Offering Date Korea Standard Time and after taking into account the effect of the conversion of LLC units to shares in connection with the Corporate Conversion (as described in the Prospectus), of outstanding (i) vested options and (ii) restricted equity units that have satisfied all vesting requirements except for the Liquidity Event Requirement (as defined therein), including such shares, options and restricted equity units that are held by any trust for the direct or indirect benefit of the holder or of an immediate family member of the holder, in each case to the extent received in their capacity as an employee of the Company.
(c)“Aggregate Other Investor Holdings” is the number of outstanding Shares held prior to the Public Offering issued upon conversion of Preferred LLC units in connection with the Corporate Conversion (as described in the Prospectus) and any shares received by the holder in connection with the conversion of convertible notes in connection with the Public Offering.

(d)“Aggregate Selling Stockholder Holdings” is the number equal to (i) outstanding shares held prior to the Public Offering by the selling stockholder and any shares to be received by the selling stockholder in connection with the conversion of convertible notes in connection with the Public Offering minus (ii) the number of shares sold in the Public Offering by the selling stockholder, and after taking into account the effect of the conversion of LLC units to shares in connection with the Corporate Conversion (as described in the Prospectus).
(e) “Trading Day” is a day on which the New York Stock Exchange is open for the buying and selling of securities.
The undersigned now has, and, except as contemplated by clause (a) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.
The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.
This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her, or its obligations hereunder upon the earlier of (i) the date the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, (iii) the date on which the Company notifies the Representative, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering or (iv) June 30, 2021, in the event that the Underwriting Agreement has not been executed by such date, provided, that the Company may, in its sole discretion, by written notice to the Representative prior to June 30, 2021, extend such date for a period of up to three additional months.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to the conflict of laws principles thereof. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Page Follows]

Very truly yours,

Exact Name of Securityholder

Authorized Signature

Title
[Signature Page to Lock-up Agreement]